Exhibit 5.1
                                                                     -----------

March 15, 2004

Fidelity Federal Bancorp
18 N.W. Fourth Street
Evansville, Indiana 47706-1347

         Re: Rights Offering for Shares of the Common Stock of Fidelity Federal Bancorp (the "Rights Offering")

Ladies and Gentlemen:

         We have acted as counsel for Fidelity Federal Bancorp (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of 1,550,000 shares of the common stock of the Company (the "Shares"). It is our understanding that, in accordance with the terms and conditions of the Rights Offering as set forth in the Registration Statement, the Company will distribute subscription rights to persons who own common stock of the Company to purchase Shares.

         In rendering this opinion, we have reviewed and are familiar with the Company's Articles of Incorporation, as amended, and By-Laws and such other records, documents and information as we have in our judgment deemed relevant. We have also relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the originals of such documents.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that the Shares are duly authorized by the Board of Directors of the Company and if and when sold pursuant to the terms and conditions of the Rights Offering as set forth in the Registration Statement, the Shares will, when issued in accordance with and pursuant to the terms of the Rights Offering, be legally issued, fully paid, and non-assessable. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         This opinion is limited to the federal laws of the United States of America and the laws of the State of Indiana and is addressed to you and is for your use in connection with the Registration Statement and the Rights Offering contemplated therein.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus forming a part thereof under the caption "Legal Matters". In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ KRIEG DEVAULT LLP

                                                     KRIEG DEVAULT LLP